UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 16, 2007 (February 12, 2007)
Grey Wolf, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or Other Jurisdiction of Incorporation)	1-8226 (Commission File Number)	74-2144774 (IRS Employer Identification No.)

10370 Richmond Ave., Suite 600 Houston, TX (Address of principal executive offices)	77042 (Zip Code)
(713) 435-6100
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     In this report, we discuss the compensation of our executive officers and directors for 2007, and the cash bonuses and other compensation awarded to our executive officers for their performance in 2006. The compensation of our senior executive officers discussed below, other than our Chief Executive Officer, was set by the Compensation Committee of our Board of Directors which is composed entirely of directors who are independent members of the Board of Directors under the rules of the American Stock Exchange. The compensation of our Chief Executive Officer was recommended by our Compensation Committee and approved by our Board of Directors, a majority of whom are independent directors.
A. Salary Adjustments for 2007.
     On February 12, 2007, our executive officers were informed of their annual base salaries for 2007. The new salary levels will be retroactive to January 16, 2007. The names of our Chief Executive Officer, Chief Financial Officer and our three most highly compensated executive officers other than our Chief Executive Officer and Chief Financial Officer as reported in our last proxy statement, their titles, and their salaries for 2007 are set forth below:

Thomas P. Richards—Chief Executive Officer	$625,000
David W. Wehlmann—Executive Vice President & Chief Financial Officer	$337,000
Edward S. Jacob, III—Senior Vice President, Operations	$284,000
Robert J. Proffit—Senior Vice President of Human Resources	$217,000
Kent D. Cauley—Vice President and Controller	$170,000
B. Short-Term Incentive Award Performance Goals for 2007.
     Our Compensation Committee has established a short-term incentive plan under which our executive officers may be paid cash bonuses based on their performance during the preceding calendar year. Although the payment of cash bonuses to executive officers for 2007 is discretionary on the part of the Compensation Committee, the Compensation Committee has adopted guidelines to assist in its deliberations that are described below.
     For 2007, each of our executive officers may earn a cash bonus that can range from zero to 150% of a “target bonus amount” set for each officer. The target bonus amount for each officer is expressed as a percentage of the individual officer’s salary for 2007, as listed in the table above. The target bonus amounts for our Chief Financial Officer and three most highly compensated executive officers (other than our Chief Executive Officer) range from 40% to 70 % of the individual officer’s 2007 salary. The target bonus amount for our Chief Executive Officer is 90% of his 2007 salary. The actual bonuses to be awarded under the short-term incentive plan are expected to depend substantially on the level of achievement attained towards predetermined performance goals that have been assigned relative weights by our Compensation Committee.

     We expect that three principal components will be considered in determining the actual amount of an individual officer’s cash bonus for 2007. The first is the level of achievement of the company as a whole towards several company-wide performance goals. Our Compensation Committee has established two company-wide performance measures for 2007. The first of these is the company’s safety record as measured by safety criteria that are commonly used in the land drilling industry. The second is the company’s actual earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) on a per rig day basis in 2007 as compared to that of the company’s United States-based land-drilling peers. The percentage of the officer’s overall bonus eligibility that is attributable to each of these company-wide performance goals is weighted based on the level of achievement attained by the company under each performance goal.
     The second principal bonus component is the level of an officer’s achievement towards attaining multiple operating performance goals that are directly linked to the scope of the officer’s own job responsibilities within the company. Like the company-wide performance goals discussed above, individual performance goals are weighted based on the level of achievement attained by the individual officer towards each performance goal.
     The weighting of each company-wide and individual performance goal is initially set as a percentage component of the officer’s target bonus based on the assumption that all performance goals are achieved but not significantly exceeded. We refer to this as the “target weighting” of each performance goal. However, the target weighting of any performance goal used in determining an officer’s bonus will change if actual results in 2007 represent either underachievement or overachievement relative to the performance goal. In this regard, there is a minimum threshold level of achievement for each company-wide and individual performance goal. If the minimum threshold of achievement is not met with respect to performance goal, the target weighting of the performance factor will be reduced to zero percent and the officer’s bonus will not include any payment attributable to that performance goal. Assuming that a minimum threshold performance is reached for a performance goal, the target weighting of a performance goal can be decreased by up to 50% for underachievement relative to the performance goal and increased by up to 50% for overachievement. As a result, an individual officer could earn a bonus of from zero to 150% of his target bonus amount.
     The target weighting of each of the company-wide performance goals described above is 20%, for an aggregate of 40%. Depending on the nature of the officer’s job responsibilities, the target weights of each of the various individual performance goals applicable to an executive officer range from 5.0 % to 30% for an aggregate 40%.
     The final component of an executive officer’s bonus can be up to 20% of the officer’s target bonus amount. We expect that this portion of an executive officer’s (other than our Chief Executive Officer) bonus will be awarded at the discretion of our Compensation Committee taking into consideration such factors as they consider relevant. We expect that this portion of our Chief Executive Officer’s bonus will be recommended by our Compensation Committee and approved by the full Board of Directors.

C. Short-Term Incentive Compensation Awards.
     During 2006, our short-term incentive plan and the company-wide and individual performance goals then in effect were each substantially similar to those described above. Based on these criteria, our Compensation Committee awarded the following cash bonuses to our Chief Executive Officer, Chief Financial Officer and our three most highly compensated executive officers other than our Chief Executive Officer and Chief Financial Officer:

Thomas P. Richards—Chief Executive Officer	$672,800
David W. Wehlmann—Executive Vice President & Chief Financial Officer	$284,000
Edward S. Jacob, III—Senior Vice President, Operations	$162,000
Robert J. Proffit—Senior Vice President of Human Resources	$118,400
Kent D. Cauley—Vice President and Controller	$81,600
D. Long-Term Incentive Awards.
     In 2003, we adopted a long-term incentive compensation plan with the approval of our shareholders (the “Plan”) in order to provide additional performance incentives to employees, officers and directors through the grant of incentive awards under the Plan. In February 2007 our Compensation Committee authorized grants to our executive officers of both options to purchase shares of our common stock and restricted stock. The grants under the Plan to our Chief Executive Officer, Chief Financial Officer and our three most highly compensated executive officers other than our Chief Executive Officer and Chief Financial Officer are shown in the following table:

	Number of Shares
	Underlying Stock	Restricted Stock
	Options Granted	Grants

Thomas P. Richards—Chief Executive Officer	166,000	166,000
David W. Wehlmann—Executive Vice President & Chief Financial Officer	52,500	52,500
Edward S. Jacob, III—Senior Vice President, Operations	30,700	30,700
Robert J. Proffit—Senior Vice President of Human Resources	22,300	22,300
Kent D. Cauley—Vice President and Controller	10,800	10,800
     The options to purchase shares of our common stock have an exercise price of $6.67, expire ten years from the issue date, February 12, 2007, and vest in three equal, annual installments beginning on the date one year after the date of grant provided that the options are subject to forfeiture if the officer voluntarily terminates his employment or is terminated by us for cause. The restricted stock grants listed above were made on the same date as the grants of stock options listed in the table above. All of the restricted stock grants are subject to the same forfeiture restrictions as described above for the options. This risk of forfeiture lapses as to the restricted stock grants in three equal, annual increments if the officer remains employed by us on the anniversary date of the grant, beginning on the first anniversary of the grant in 2008. In addition, if any of the executive officers retires (at no earlier than age 65) and desires to prevent forfeiture of both the options and the restricted stock, they will be required to sign a non-competition agreement with us that will remain in force until the vesting of the grant is complete.
E. Compensation of Directors for 2007.
     During 2007, we expect to pay cash compensation to our directors as set forth in the table below:

Annual retainer for Non-Employee Directors	$35,000
Annual retainer for the Chairman of the Audit Committee	$13,500
Annual retainer for the Chairman of the Compensation Committee	$10,000
Annual retainer for the Chairman of the Corporate Governance and Nominating Committee	$10,000
Attendance fee per Board of Directors meeting attended	$1,750
Attendance fee per Committee meeting attended	$1,750
     Each of our directors will also continue to be reimbursed for reasonable travel and lodging expenses incurred in connection with company business.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 16, 2007

GREY WOLF, INC.
/s/ David W. Wehlmann
David W. Wehlmann,
Executive Vice President and Chief Financial Officer